  SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 6, 2009

OmniReliant Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-51599	54-2153837
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

14375 Myerlake Circle
Clearwater, FL 33760
 (Address of principal executive offices) (zip code)

(727) 230-1031
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:
Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement

On January 6, 2009, OmniReliant Holdings, Inc. (the “Company”) entered into a note purchase agreement (the “Purchase Agreement”) with Valcom, Inc. (“Valcom”), a Delaware corporation, whereby it purchased a 10% secured convertible promissory note (the “Note”) in the principal amount of $100,000 with a conversion price of $0.10 per share, which is secured pursuant to a security agreement (the “Security Agreement”) and a warrant to purchase 1,000,000 shares of Valcom’s Common Stock at an exercise price of $0.20 (the “Warrant” and together with the Agreement, the Note and the Security Agreement, the “Transaction Documents”).  Pursuant to the Transaction Documents, Valcom promises to pay to the Company $100,000 in cash on January 6, 2010.  The Note bears interest at the rate of 10% per annum until the maturity date.

Item 9.01    Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Form of Note Purchase Agreement dated January 6, 2009 by and between Valcom, Inc. and Omnireliant Holdings, Inc.
10.2	Form of 10% Secured Promissory Note dated January 6, 2009 by and between Valcom, Inc. and Omnireliant Holdings, Inc.
10.3	Form of Security Agreement dated January 6, 2009 by and between Valcom, Inc. and Omnireliant Holdings, Inc.
10.4	Form of Warrant dated January 6, 2009 by and between Valcom, Inc. and Omnireliant Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OmniReliant Holdings, Inc.

Dated: January 8, 2009	By: /s/ Paul Morrison
Name: Paul Morrison
Title: Chief Executive Officer